              As filed with the Securities and Exchange Commission
                              on December 7, 1999

                      Registration No. 333-
                                           ----------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                       DRANSFIELD CHINA PAPER CORPORATION
             (Exact name of registrant as specified in its charter)

        BRITISH VIRGIN ISLANDS                              NOT REQUIRED
    (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                     Identification Number)

                              8TH FLOOR, NORTH WING
                           KWAI SHUN INDUSTRIAL CENTRE
                            51-63 CONTAINER PORT ROAD
                           KWAI CHUNG, NEW TERRITORIES
                                HONG KONG, CHINA
           (Address of Principal Executive Offices Including Zip Code)

           DRANSFIELD CHINA PAPER CORPORATION 1996 SHARE OPTION SCHEME
                            (Full title of the Plan)

                                                            Copy to:
             Thomas J. Kenan                                Eric Wai
  201 Robert S. Kerr Avenue, Suite 1000            Kwai Shun Industrial Centre
         Oklahoma City, OK 73102                    51-63 Container Port Road
              405-235-2575                         Kwai Chung, New Territories
   (Name, address and telephone number                  Hong Kong, China
          of agent for service)                         011-852-2787-0838
                                                      Fax 011-852-2787-4445

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
         Titles of                                         Proposed Maximum           Proposed Maximum             Amount of
        Securities                Amount to be              Offering Price           Aggregate Offering          Registration
     to be Registered             Registered**                Per Share*                   Price*                     Fee
------------------------------------------------------------------------------------------------------------------------------------
       Common Stock,                1,500,000
       No par value                  shares                      $5.23                   $8,984,600                  $2,372.00
====================================================================================================================================

* Estimated, pursuant to Rule 457(b), solely for the purpose of calculating the registration fee as follows:
         (i) the filing fee for 1,018,000 shares not presently under option was calculated by reference to the closing bid price as reported on the Nasdaq SmallCap Market on November 30, 1999, which was $7.50 per share, for a total maximum offering price for such 1,018,000 shares of $7,635,000.
         (ii) the filing fee for the 482,000 shares presently under option was calculated by reference to the average price per share at which each share under option was exercisable for a total maximum offering price for such 482,000 shares of $1,349,600.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by Dransfield China Paper Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act are incorporated herein by reference:

         1.       Annual Report on Form 20-F for the fiscal year ended March 31,
                  1999;

         2.       Form 6-K filed July 23, 1999 (July 22, 1999 press release);

         3. Description of the Company's Common Stock found on pages 44 and 45 of the Company's Post-Effective Amendment No. 2 to Form F-1 filed March 12, 1998 (SEC File No. 333-11641), provided that Securities Transfer Corporation of Dallas, Texas now serves as transfer agent and registrar of the Company's Common Stock.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement on Form S-8 (the "Registration Statement"), which indicates that all the securities registered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under British Virgin Islands law, the statutory liability of a director to the company is basically limited to cases where the director has not acted honestly and in good faith and with a view to the best interests of the company. However, under its Memorandum and Articles of Association, the Company is authorized to indemnify any person who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being a director, officer or liquidator of the Company, provided such person acted honestly and in good faith and with a view to the best interests of the Company and, in the case of a criminal proceeding, such person had no reasonable cause to believe that his conduct was unlawful. The Company's Memorandum and Articles of Association also permits the Company to indemnify any director, officer or liquidator of the Company who was successful in any proceeding against expenses and judgments, fines and amounts paid in settlement and reasonably incurred in connection with the proceeding, where such person met the standard of conduct described in the preceding sentence.

         A director is also bound by the common law duty of care in relation to the exercise of his powers as a director. Such common law duties include the duty not to exceed his powers as a director, the duty not to make a personal profit at the expense of the company, the duty not to usurp a corporate opportunity, the duty to exercise his powers bona fide in what he considers to be in the best interests of the company, the duty not to act for any collateral purpose in his own interest, the duty to exercise his powers with that degree of skill and care that may reasonably be expected from him given his particular knowledge and expertise, and the duty to act for all the shareholders rather than for individual shareholders.

         The Company has obtained directors' and officers' liability insurance against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person.

ITEM 8.           EXHIBITS.

4.1      The Company's 1996 Share Option Scheme*

4.2      Memorandum of Association of the Company**

4.3      Restated and Amended Articles of Association of the Company***

5.1 The Opinion of Counsel regarding the legality of the securities being registered.

23.1 The Consent of Harney, Westwood & Riegels is included in the opinion as filed at Exhibit 5.1 of this Registration Statement.

23.2     The Consent of Ernst & Young, independent public accountants.

         * Previously filed with the Company's Amendment No. 2 to Form F-1 (SEC File No. 333-11641); incorporated herein.

         ** Previously filed with the Company's Form S-1 (SEC File No. 333-11637); incorporated herein.

         *** Previously filed with the Company's Amendment No. 1 to Form S-1 (SEC File No. 333-11637); incorporated herein.

ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (i) Include any additional or changed material information on the plan of distribution.

                  (2) For determining liability under the Securities Act of 1933, as amended, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, People's Republic of China, and in Oklahoma City, Oklahoma on December 7, 1999.

                                     DRANSFIELD CHINA PAPER CORPORATION
                                     (Registrant)



                                     By /s/ Horace Yao Yee Cheong
                                       -----------------------------------------
                                        Horace Yao Yee Cheong
                                        Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities indicated and on the 7th day of December, 1999.

Signature


/s/ Horace Yao Yee Cheong                   Chief Executive Officer and Director
-----------------------------------------
Horace Yao Yee Cheong


/s/ Warren Ma Kwok Hung                     Vice President and Chief Financial
-----------------------------------------   Officer, Secretary and Treasurer
Warren Ma Kwok Hung


/s/ Jan Yang                                Director
-----------------------------------------
Jan Yang


/s/ Thomas J. Kenan                         Director
-----------------------------------------
Thomas J. Kenan

(Constituting a majority of the Board of Directors)

                                  EXHIBIT INDEX
                       Dransfield China Paper Corporation
                                    Form S-8

   EXHIBIT
   NUMBER                DESCRIPTION
   -------               -----------
     4.1      The Company's 1996 Share Option Scheme is incorporated by
              reference to the Company's Amendment No. 2 to Form F-1.  SEC
              File No. 333-11641.

     4.2 The Memorandum of Association of the Company is incorporated by reference to the Company's Form S-1. SEC File No. 333-11637.

     4.3      The Restated and Amended Articles of Association of the Company are
              incorporated by reference to the Company's Amendment No. 2 to Form S-1,
              File No. 333-11637.

     5.1      The Opinion of Counsel regarding the legality of the securities being registered.

     23.1     The Consent of Harney, Westwood & Riegels is included in the opinion as filed at Exhibit 5.1 of this Registration Statement.

     23.2     The Consent of Ernst & Young, independent public accountants.